UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

Vemanti Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	46-5317552
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:=

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Agreement

On March 11, 2022, Vemanti Group, Inc., a Nevada corporation (the “Company”), entered into an Equity Commitment Agreement (the “Purchase Agreement”), with Alpha Sigma Capital Fund, LP, a Delaware limited partnership (the “Investor”), pursuant to which the Investor has the right to require the Company to sell it up to $2,000,000 in shares of its common stock (“Common Stock”), subject to certain limitations. The Investor was also issued a common stock purchase warrant (the “Warrant”) as described below.

Pursuant to the terms of the Purchase Agreement, the Investor has the right, but not the obligation, to purchase up to $2,000,000 in shares of Common Stock (subject to certain limitations) from time to time commencing on the execution date, and ending on the earlier of (i) the date on which the Investor shall have purchased $2,000,000 of put shares pursuant to the Purchase Agreement, (ii) written notice of termination by the Company to the Investor of the Purchase Agreement, or (iii) the date that the Company or another party commences bankruptcy or insolvency proceedings against the Company.

The price per share of Common Stock to be sold to the Investor shall be 85% of the average of the volume weighted average price (the “VWAP”) on the date on which the Investor informs the Company that it intends to purchase shares. The minimum amount of each put shall not be less than $200,000. The Company shall not be obligated to issue and sell the Investor put shares if the VWAP with respect to a put notice is less than $0.01 per share.

The Investor is entitled to a cash management fee equal to 2% of the purchase price of each tranche of shares of Common Stock sold by the Company to the Investor.

The Company and the Investor made certain representations and warranties to each other that are customary for transactions similar to this transaction and are subject to specified exceptions and qualifications.

Pursuant to the terms in the Warrant issued to the Investor, the Investor has the right to purchase the number of put shares (“Warrant Shares”) that are purchased by the Investor. Each right shall expire two years from the date of the applicable put notice purchasing the shares. The exercise price of the Warrant Shares shall be equal to the purchase price of the shares of Common Stock purchased by the Investor. For example, if on January 2nd the Investor purchased 100 shares of Common Stock at $1.00, then on the second anniversary of that date, Investor has the right to purchase an additional 100 Warrant Shares at $1.00.

In addition, if prior to March 11, 2023 the Investor purchases $2,000,000 of shares of Common Stock pursuant to the Purchase Agreement, the Investor shall have the right to purchase twice the number of shares purchased by the Investor pursuant to said Agreement.

The foregoing descriptions of the Purchase Agreement and the Warrant and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Purchase Agreement and Warrant, copies of which are attached hereto as Exhibit 10.9 and 4.1, respectively, each of which is incorporated herein in its entirety by reference.

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Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuance and sale of the Warrant by the Company to the Investor was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Investor to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D).

Item 9.01 Financial Statements and Exhibits.

Financial Statements and Exhibits

(d) Exhibit No.	Description

4.1	Warrant dated as of March 11, 2022 issued by Vemanti Group, Inc. to Alpha Sigma Capital Fund, LP

10.9	Equity Commitment Agreement, dated as of March 11, 2022, by and between Vemanti Group, Inc. and Alpha Sigma Capital Fund, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vemanti Group, Inc.

Date: March 17, 2022	By:	/s/ Tan Tran
Tan Tran Chief Executive Officer

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